Exhibit 99.1

3560 Bassett Street, Santa Clara CA 95054

James Moniz	Claire McAdams
Chief Financial Officer	Investor Relations
(408) 986-9888	(530) 265-9899

Intevac Announces Appointment of Houlihan Lokey to Evaluate Strategic Options

Company Reaffirms Year-End Cash Outlook and Increases 2023 Revenue Outlook

Santa Clara, Calif. — June 13, 2023 — Intevac, Inc. (Nasdaq: IVAC), a leading supplier of thin-film processing systems, announced today that the Company has retained investment banking firm Houlihan Lokey Capital, Inc. (“Houlihan Lokey”) to advise management and the board of directors on strategic alternatives. Additionally, the board has formed a strategic committee comprised of independent directors David Dury and Kevin Barber to work with management and Houlihan Lokey in evaluating options to increase stockholder value.

“The ongoing challenges within the hard disk drive (HDD) industry resulted in the unprecedented cancellation of $54 million in 200 Lean® system orders late last month,” commented Nigel Hunton, president and chief executive officer. “In our nearly 20 years of supplying these industry-leading media processing tools, this is the very first time one of our customers has elected to cancel an order. Our purchase order terms with this customer include very specific contractual protections related to our working capital exposure, and these include not only advanced deposits to fund the receipt of long-lead-time materials, but all inventory related to these systems. As we discussed on our Q1 earnings call, we previously made commitments to our suppliers that are resulting in continued material receipts for HDD systems year-to-date. These material receipts will continue through the second quarter, which will further increase our HDD inventory levels from Q1 levels, and therefore will have a temporarily negative impact on cash at the end of Q2, yet it is critical to communicate that any material receipts not already funded by advanced deposits will be funded by our customer, and not by Intevac.”

Given that Intevac expects to have no exposure to inventory risk related to these cancelled systems, today the Company has reaffirmed its prior outlook reported on the Company’s earnings call held on May 3, 2023 that the expected balance of cash, restricted cash, and investments at its fiscal 2023 year-end will be in the range of $75 to $80 million. Furthermore, today the Company is providing updated guidance for full-year 2023 revenue, which is now expected to be in the range of $43 to $48 million, and is expected to be comprised of one 200 Lean system, HDD service, and HAMR upgrades. This revised revenue outlook for fiscal 2023 does not include any customer payments for inventory, as the accounting treatment will require these payments to be recorded as pass-through revenue.

Commenting on the strategic process, Chairman David Dury said, “There is no question that our outlook for the HDD business over the 2024 to 2026 time period has changed materially year-to-date, especially as a result of the recent order cancellations. As we entered 2023, we had a strong outlook for growth, and a return to profitability and positive free cash flow generation expected in our 2024 forecast, which was supported by over $120 million in HDD backlog as well as a minimum revenue requirement for our joint development partner to maintain exclusivity for the TRIO™ in the consumer electronics market. With the continued softening of HDD demand and the unprecedented cancellation of a meaningful portion of our order backlog, the board of directors has made the decision to evaluate strategic options for the Company, which includes appointing investment banking firm Houlihan Lokey and a strategic committee within our board to evaluate strategic options to maximize stockholder value. In our view, the Intevac enterprise has significant unrealized value embedded across the range of our products, technology, and customer relationships that we’ve developed over the years, and we believe our current market capitalization does not fully reflect the growth potential of the Company once we get beyond this challenging period.”

Mr. Hunton concluded, “While the year-to-date changes to our mid- and longer-term HDD forecasts are significant, today we wish to convey that our outlook for 2023 has actually strengthened since our last earnings call. Whereas previously we conveyed concern of as much as 10% risk to our $40 million HDD revenue forecast for full-year 2023, with our current visibility we are now forecasting fiscal 2023 revenues of $43 to $48 million. We also plan to ship one TRIO system and remain confident in the significant growth potential ahead for the TRIO, where our joint development agreement continues to progress towards qualification and first purchase order before year-end. This expected TRIO order also supports our reaffirmed cash forecast for year-end, as does our expectation that our aged HDD accounts receivable will be resolved in the second half of the year.”

Regarding the appointment of Houlihan Lokey and a strategic committee of the board of directors, there can be no assurance that the exploration process will result in any transaction or other strategic alternative, and Intevac has not set a definitive timetable for completion of this process. The Company does not expect to disclose further developments relating to this strategic evaluation process, unless and until the board of directors approves a specific transaction or otherwise concludes this review of strategic alternatives.

About Intevac, Inc.

Founded in 1991, we are a leading provider of thin-film process technology and manufacturing platforms for high-volume manufacturing environments. As a long-time supplier to the hard disk drive (HDD) industry, over the last 20 years we have delivered over 180 of our industry-leading 200 Lean® systems, which currently represent the majority of the world’s capacity for HDD disk media production. Today, we believe that all of the technology upgrade initiatives for next-generation media for the HDD industry, along with planned media capacity additions over the next several years, are being deployed on our 200 Lean platform. With over 30 years of leadership in designing, developing, and manufacturing high-productivity, thin-film processing systems, we also are leveraging our technology and know-how for additional applications, such as protective coatings for the display cover glass market. For more information call 408-986-9888, or visit the Company’s website at www.intevac.com. 200 Lean® and TRIO™ are trademarks of Intevac, Inc.

Safe Harbor Statement

This press release includes statements that constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (the “Reform Act”). Intevac claims the protection of the safe-harbor for forward-looking statements contained in the Reform Act. These forward-looking statements are often characterized by the terms “may,” “believes,” “projects,” “expects,” or “anticipates,” and do not reflect historical facts. Specific forward-looking statements contained in this press release include, but are not limited to: the Company’s (1) guidance for a fiscal year-end 2023 balance of $75 to $80 million in cash, restricted cash, and investments and $43 to $48 million in fiscal 2023 revenues, (2) expectations that full-year 2023 revenues will be comprised of HDD service, HAMR upgrades, and one 200 Lean system, (3) resolution of the Company’s aged HDD accounts receivable, (4) the plan to receive a purchase order and ship a TRIO system by fiscal year-end 2023, and (5) confidence in the significant growth potential ahead for the TRIO. The forward-looking statements contained herein involve risks and uncertainties that could cause actual results to differ materially from the Company’s expectations. These risks include, but are not limited to, changes in market dynamics that could change the delivery schedule of our systems and upgrades, shipment delays, availability of components, unforeseen technical issues, supply chain constraints and other disruptions, each of which could have a material impact on our business, our financial results, and the Company’s stock price. These risks and other factors are detailed in the Company’s periodic filings with the U.S. Securities and Exchange Commission.

All forward-looking statements in this press release are based on information available to the Company as of the date hereof, and Intevac does not assume any obligation to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made, except as required by law. Any future product, service, feature, or related specification that may be referenced in this release is for informational purposes only and is not a commitment to deliver any offering, technology or enhancement.